ESSEX CORPORATION
                                  Exhibit 16(b)

July 6, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 6, 1998 of Essex Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By  /John Cherin/
    John Cherin

Copy to :  Mr. Joseph Kurry, CFO, Essex Corporation